AGREEMENT


     THIS AGREEMENT (this "Agreement") is entered into this 8th day of December, 1999, by and among SENSAR CORPORATION, a Nevada corporation ("Sensar") and Net2Wireless, Inc., a Delaware corporation ("Net"), based on the following:

                                    Premises

     A. Sensar is a publicly-held corporation with its common stock listed on the NASDAQ Small Cap Market.

     B. Net is an emerging growth company that has the right to acquire development technology with potential applications in the wireless communications field.

     C. Sensar and Net have discussed the possibility of a business transaction to the mutual benefit of both parties and have agreed to enter into the transactions set forth in this Agreement.

                                    Agreement

     NOW, THEREFORE, based on the stated premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived therefrom, it is hereby agreed as follows:

                                    ARTICLE I
                                   DEFINITIONS

     When used herein, the following terms shall have the meanings indicated:

     Section  1.01     Code.  The Internal Revenue Code of 1986, as amended.

     Section 1.02 Exchange Act. The Securities Exchange Act of 1934, as amended.

     Section 1.03 GAAP. United States generally accepted accounting principles, as in effect on the date of determination, applied on a consistent basis.

     Section 1.04 Net. Net2Wireless, Inc., a corporation organized under the laws of the state of Delaware and its wholly owned subsidiaries.

     Section 1.05 Net Stock. All of the shares of Net issued and outstanding as of the Closing Date, which are to be exchanged for shares of Sensar Common Stock pursuant to the terms of this Agreement.

     Section  1.06     SEC.  The United States Securities and Exchange
Commission.

     Section  1.07     Securities Act.  The Securities Act of 1933, as amended.

     Section  1.08     Sensar.  Sensar Corporation, a Nevada corporation.

     Section 1.09 Sensar Common Stock. The authorized common stock, par value $0.001 per share, of Sensar.

                                   ARTICLE II
                                   TRANSACTION

     Section 2.01 Loan. On the terms and conditions hereinafter set forth, Sensar agrees to loan to Net Two Million Dollars ($2,000,000) (the "Funding"). The Funding will be made to Net subsequent to the successful completion of the following:

     (a) The acquisition (the "Asset Acquisition"), directly or indirectly through wholly-owned subsidiaries of Net, of the following from I.T.E.S. Ltd., an Israeli corporation ("ITES"):

     (i) All intellectual property owned by ITES related to wireless multi-media streaming;

     (ii) Any intellectual property owned by ITES necessary to permit the development by Net of related wireless applications such as e-mail, messaging, etc.; and

     (iii) The tangible property owned by ITES associated with the intellectual property transferred to Net.

     (b) The delivery of, and acceptance by Sensar, of the Net Schedules required by Section 5.22, including the audited financial statements of Net, as required by Section 5.05;

     (c) The written agreement by the holders of at least 67% of the Net Stock outstanding subsequent to the Asset Acquisition to approve the execution and delivery of this Agreement by Net and to vote in favor of the acquisition of Net as a wholly-owned subsidiary of Sensar if a Reorganization Notice (as defined in Section 2.04) is given; and

     (d) Net shall enter into an agreement with Partner Communications Ltd. ("Partner"), in form and substance acceptable to Sensar, that provides for the installation and testing of Net's wireless multi-media streaming platform with Partner's existing wireless network; and

     (e) The execution and delivery of a security agreement in form and substance acceptable to Sensar granting the security interest set forth in
Section 2.03.

     Section 2.02 Note. The obligation of Net with respect to the Funding and any subsequent amounts advanced to Net by Sensar shall be evidenced by a promissory note, in a form satisfactory to Sensar. All such amounts shall bear interest at eight percent (8%) per annum, from the date advanced until paid. The principal and all accrued but unpaid interest shall be due in full on or before September 30, 2000.

     Section 2.03 Security. The obligations of Net to Sensar shall be secured by a perfected security interest in all of the assets of Net, including the shares of its operating subsidiaries.

     Section  2.04     Reorganization.

          (a) At any time after the commencement by Net of the pilot program under the agreement with Partner until 30 days following the receipt of written notice from Net that Net has completed its pilot program under the terms of the agreement with Partner (the "Completion Date"), but in no event later than December 31, 2000, Sensar may, by prior written notice (the "Reorganization Notice") to Net, elect to acquire 100% of the equity interest of Net under the terms set forth in Section 2.05.

          (b) Within 30 days following the Completion Date and prior to December 31, 2000, Net may deliver a Reorganization Notice to Sensar.

          (c) On delivery of such Reorganization Notice, whether by Sensar or Net, the parties shall be bound to proceed with the reorganization as set forth below.

     Section 2.05 Terms of the Reorganization. If a Reorganization Notice is delivered, the acquisition of Net shall be accomplished either as an acquisition of Net as a wholly-owned subsidiary of Sensar or through a merger of Net with and into Sensar, in accordance with the representations, covenants, and conditions set forth in this Agreement. All of the issued and outstanding shares, and rights to acquire shares, of Net shall be cancelled as of the effective time of the merger and Sensar shall issue an aggregate of 8,000,000 shares of Sensar common stock to the former holders of Net Stock, including the holders, other than Sensar, of any rights to acquire Net Stock, pro rata, as each holder's rights may be determined by the board of directors of Net; provided that in addition to such 8,000,000 shares, options or a plan to issue options existing as of the Closing to acquire Net Stock will be assumed as options to acquire a maximum of 5,500,000 shares of Sensar Common Stock. If the amount received by Sensar with respect to the short term notes receivable reflected on the financial statements of Sensar as of September 30, 1999 on or before the date that is 60 days subsequent to the due date of such receivables, when added to the net cash held by Sensar at the Closing is less than $4.5 million, the number of shares of Sensar stock to be delivered to the former holders of Net stock shall be increased, in the aggregate, by the number of shares calculated in accordance with the following formula: [$4.45 million - (net cash + amount received with respect to the short-term receivables on or before sixty days subsequent to the due date)] by 4 = number of shares. For purposes of this calculation "net cash" shall mean the cash held by Sensar as of the Closing plus the amount due from Net for amounts advanced by Sensar under the Funding (including accrued interest) less the liabilities of Sensar as of the Closing, excluding any liability for which Sensar is indemnified by Howard
S. Landa under the provisions of Section 4.08 and to the extent then included, any deferred gain reflected as a liability on the balance sheet of Sensar.

     Section 2.06 Closing of Acquisition. The closing ("Closing") of the acquisition contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") within the 10-day period subsequent to the approval of the acquisition by the stockholders of Sensar and Net.

     Section  2.07     Closing  Events.  At the Closing:

          (a) The shareholders of Net shall deliver the original certificates representing all of the issued and outstanding stock and rights to acquire stock of Net, duly executed, with appropriate signature guarantees, for cancellation by Net. Sensar shall deliver the original of the certificates representing 8,000,000 shares of Sensar Common Stock (subject to the adjustments provided for in this Agreement), registered in the names and denominations set forth on Schedule 2.10.

          (b) The current directors of Sensar shall resign and Andrew Bebbington and four nominees of Net shall be appointed to the board of directors of Sensar. All current officers of Sensar shall resign and the new board of directors shall appoint the officers of Sensar and Net.

          (c) Each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, financial statements, schedules, agreements, resolutions, r other instruments required by this Agreement to be so delivered at or prior to the Closing together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby; and

          (d) In addition to the foregoing, each of the parties shall execute and deliver such additional documents as may reasonably be required in order to effectuate the acquisition herein contemplated in accordance with the requirements of the Code and shall treat such acquisition for all tax purposes consistently with the other parties' treatment thereof and in accordance with the requirements as a reorganization under Code section 368(a).

                                   ARTICLE III
                              PRE-CLOSING COVENANTS

     Section 3.01     Affirmative and Negative Covenants of Net.

          (a) Net hereby covenants and agrees that, during the term of this Agreement and prior to the Closing, unless otherwise expressly contemplated by this Agreement (including, without limitation, the Asset Acquisition) or consented to in writing by Sensar, Net will:

          (ii) operate its business in all material respects in the usual and ordinary course, consistent with past practice;

          (iii) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its officers and employees and maintain its relationships with its material customers and suppliers;

          (iv) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

          (v) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

     (b) Except as expressly contemplated by this Agreement (including, without limitation, the Asset Acquisition) or otherwise consented to in writing by Sensar, during the term of this Agreement and prior to the Closing Date, Net will not do any of the foregoing:

     (i) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

     (ii) (A) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (except in connection with the exercise of outstanding stock options in accordance with their terms); (B) effect any reorganization or recapitalization; or (C) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

     (iii) (A) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares; (B) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or (C) take any action to accelerate the exercisability of stock options or other rights to acquire Net Stock provided, however, that Net shall be permitted to issue stock options which will be assumed as options to acquire 5,500,000 shares of Sensar Common Stock following the Closing;

     (iv) acquire or agree to acquire, by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than pursuant to this Agreement or for the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

     (v) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any assets material to Net or its business;

     (vi) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any transaction that would be inconsistent with the transactions contemplated by this Agreement, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain such a competing transaction, or agree to or endorse any competing transaction, or authorize or permit any of the officers, directors or employees of Net or any investment banker, financial advisor, attorney, accountant or other representative retained by Net to take any such action, and Net shall promptly notify Sensar of all relevant terms of any such inquiries and proposals received by Net or by any officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, Net shall promptly deliver or cause to be delivered to Sensar a copy of such inquiry or proposal provided that, notwithstanding any provision of this Agreement to the contrary, if Net shall breach the provisions of this Section 3.01(b)(vi), Sensar shall have the right to convert the $2 million note evidencing the Funding into Net Stock representing 33% of the equity ownership of Net on a fully diluted basis;

     (vii) release any third party from its obligations, or grant any consent, under any existing standstill provision relating to a competing transaction or otherwise under any confidentiality or other agreement, or fail to fully enforce any such agreement;

     (viii) adopt or propose to adopt any amendments to its certificate of incorporation or bylaws, which would alter the terms of its capital stock or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

     (ix) (A) change any of its methods of accounting employed in the preparation of the financial statements described in Section 5.05 below , or (B) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, audit or controversy relating to taxes (except where the amount of such settlement or controversy, individually or in the aggregate, does not exceed $10,000);

     (x) incur any obligations for borrowed money, incur any purchase money indebtedness, or provide a guarantee, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice and in no event in excess of $100,000 in the aggregate;

     (xi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Net;

     (xii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, (x) reflected on, or reserved against in, or contemplated by, the financial statements (or the notes thereto) of Net, (y) incurred in the ordinary course of business consistent with past practice or (z) which are legally required to be paid, discharged or satisfied;

     (xiii) knowingly take, or agree to commit to take, any action that would make any representation or warranty of Net contained herein inaccurate in any respect at, or as of any time prior to, the Closing;

     (xiv) Net will not engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of Net affiliates, including, without limitation, any transactions, agreements, arrangements or understanding with any affiliate or other person covered under
Item 404 of Regulation S-K promulgated under the Securities Act, other than pursuant to such agreement, arrangements or understandings existing on the date of this Agreement or as disclosed in writing to Sensar on the date hereof or which are contemplated under this Agreement; provided that, Net provides Sensar with all information concerning any such agreement, arrangement or understanding that Sensar may reasonably request;

     (xv) engage in any futures or options trading or be a party to any price or currency swaps, hedges, futures or derivative instruments; or

     (xvi)     agree in writing or otherwise to do any of the foregoing.

     Section 3.02 Affirmative Covenants of Sensar. Sensar hereby covenants and agrees that, during the term of this Agreement and prior to the Closing, unless otherwise expressly contemplated by this Agreement or consented to in writing by Net, Sensar will:

     (a) timely file all SEC reports that may become due subsequent to the date of this Agreement. Sensar will provide a draft of any such SEC report to Net prior to its release in order to solicit Net's comments;

     (b) take such steps as are necessary so that at the Closing Sensar has no liabilities other than current liabilities not yet due, not to exceed $50,000 in the aggregate, and a minimum of an aggregate of $4.5 million in cash and note receivables due no later than October 1, 2000 (with the maximum principal amount of such notes not to exceed $3.5 million inclusive of the $2 million note (and accrued and unpaid interest) evidencing the Funding);

     (c) terminate all of its employment and consulting agreements, except for such agreements as may be terminable at will on thirty (30) days or less notice, without payment of penalty or any other amount other than the current amount due for services;

     (d) cause to be exercised all options, warrants, or other rights to acquire stock or securities of Sensar identified in Schedule 3.02(d). When such options are exercised on a cashless basis in connection with the Closing, the average of the closing prices for Sensar Common Stock for the 20 trading days with reported trading volume of at least 50,000 shares preceding the Closing shall be used to calculate the number of shares to be issued;

     (e) use its best efforts to maintain the listing of its common stock on the NASDAQ Small Cap Market;

     (f) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

     (g) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

     In the course of accomplishing the foregoing, Sensar may make cash payments, distribute assets, enter into transactions, and issue Sensar Common Stock so long as it has a minimum of $4.5 million in cash and notes payable no later than October 1, 2000 (with the maximum principal amount of such notes not to exceed $3.5 million inclusive of the $2 million note (and accrued and unpaid interest therein) evidencing the Funding) as of the Closing Date and does not have in excess of 3,150,000 (plus any additional shares issued subsequent to the date of this Agreement pursuant to the exercise of the options or warrants identified in schedule 7.03) shares of Sensar Common Stock issued and outstanding as of the Closing Date.

     Section 3.03 Negative Covenants of Sensar. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Net (and in addition to the covenant set forth in the preceding paragraph), during the term of this Agreement and prior to the Closing Date, Sensar will not do any of the following:

          (a) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

          (b) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (except in connection with the exercise of outstanding stock options in accordance with their terms); (2) effect any reorganization or recapitalization; or (3) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

          (c) except for the rights identified in schedule 7.03, (1) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares;
(2) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or (3) take any action to accelerate the exercisability of stock options or other rights to acquire Sensar Common Stock;

          (d) acquire or agree to acquire, by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than pursuant to this Agreement or for the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

          (e) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any assets material to Sensar or its business;

          (f) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any transaction that would be inconsistent with the transactions contemplated by this Agreement, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain such a competing transaction, or agree to or endorse any competing transaction, or authorize or permit any of the officers, directors or employees of Sensar or any investment banker, financial advisor, attorney, accountant or other representative retained by Sensar to take any such action, and Sensar shall promptly notify Net of all relevant terms of any such inquiries and proposals received by Sensar or by any officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, Sensar shall promptly deliver or cause to be delivered to Net a copy of such inquiry or proposal;

          (g) release any third party from its obligations, or grant any consent, under any existing standstill provision relating to a competing transaction or otherwise under any confidentiality or other agreement, or fail to fully enforce any such agreement;

          (h) adopt or propose to adopt any amendments to its certificate of incorporation or bylaws, which would alter the terms of its capital stock or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

          (i) change any of its methods of accounting in effect at December 31, 1998, or (2) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, audit or controversy relating to taxes (except where the amount of such settlement or controversy, individually or in the aggregate, does not exceed $10,000), or change any of its methods of reporting income or deductions for income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1998, except in each case, as may be required by law or GAAP;

          (j) incur any obligations for borrowed money, incur any purchase money indebtedness, or provide a guarantee, whether or not evidenced by a note, bond, debenture or similar instrument;

          (k) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Sensar;

          (l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, (x) reflected on, or reserved against in, or contemplated by, the financial statements (or the notes thereto) of Sensar, (y) incurred in the ordinary course of business consistent with past practice or (z) which are legally required to be paid, discharged or satisfied;

          (m) knowingly take, or agree to commit to take, any action that would make any representation or warranty of Sensar contained herein inaccurate in any respect at, or as of any time prior to, the Closing;

          (n) Sensar will not engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of Sensar affiliates, including, without limitation, any transactions, agreements, arrangements or understanding with any affiliate or other person covered under Item 404 of Regulation S-K promulgated under the Securities Act, other than pursuant to such agreement, arrangements or understandings existing on the date of this Agreement or as disclosed in writing to Net on the date hereof or which are contemplated under this Agreement; provided that, Sensar provides Net with all information concerning any such agreement, arrangement or understanding that Net may reasonably request;

          (o) engage in any futures or options trading or be a party to any price or currency swaps, hedges, futures or derivative instruments; or

          (p)     agree in writing or otherwise to do any of the foregoing.

     Section 3.04 Interim Reports. During the term of this Agreement, each party shall provide the other with monthly reports. Such reports shall be delivered by the 15th of the month following the month reported commencing the month following the Funding and shall contain a copy of the internal financial statements of such party, certified by the chief financial officer of such party as true and correct and a fair representation of the financial condition and results of operation for such party as of and for the periods presented; with respect to Net, a summary of the development of the technology and future steps required or intended to be taken by Net with respect to the technology; a summary and, if requested by the other party, a copy of any material agreement entered into or proposed to be entered into by the other party; and with respect to Net, a summary of the current status, and prospective business plan, of Net.

     Section 3.05     Access and Information.

          (a) Sensar shall, and shall cause its subsidiaries to, afford Net and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Net Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of Sensar and its subsidiaries and to the books and records thereof and furnish promptly to Net and the Net Representatives such information concerning the business, properties, contracts, records and personnel of Sensar and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Net or such Representatives.

          (b) Net shall (i) afford to Sensar and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Sensar Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of Net and its subsidiaries and to their respective books and records and (ii) furnish promptly to Sensar and Sensar Representatives such information concerning the business, properties, contracts, records and personnel of Net (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Sensar or such Representatives.

          (c) The information received pursuant to section 3.05(a) and (b) shall be deemed to be "confidential information" and shall not be disclosed to any other person or entity, except to the parties' representatives, and shall not be used for any purpose other than the transactions contemplated by this Agreement.

     Section 3.06     Termination.

          (a) This Agreement may be terminated at any time prior to the Closing Date by the mutual consent of both Sensar and Net through action of their respective boards of directors. This Agreement may be terminated by either Sensar or Net in the event that (x) neither Sensar nor Net has delivered to the other the Reorganization Notice on or before September 30, 2000 or (y) the Closing shall not have occurred by December 31, 2000 as a result of the failure of the other party to satisfy the conditions required to be met by such other party prior to Closing. In the event of termination pursuant to this subparagraph (a) of section 3.06, no obligation, right, remedy, or liability shall arise hereunder, other than the obligations of Net to Sensar with respect to any amounts advanced upon the Funding, and the parties shall bear their own costs incurred in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

          (b) This Agreement may be terminated at any time prior to the Closing Date by action of Sensar's board of directors if Net shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, if any of the representations or warranties of Net contained herein shall be inaccurate in any material respect at or subsequent to the Funding, or if the stockholders of Net fail to approve the transactions contemplated by this Agreement including the acquisition of Net. In the event of termination pursuant to this subparagraph (b) of section 3.06, no obligation, right, remedy, or liability shall arise hereunder, other than the obligations of Net to Sensar with respect to amounts advanced upon the Funding, and the parties shall bear their own costs incurred in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

          (c) This Agreement may be terminated at any time prior to the Closing Date by action of Net's board of directors if Sensar shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, if any of the representations or warranties of Sensar contained herein shall be inaccurate in any material respect, or if the stockholders of Sensar fail to approve this Agreement. In the event of termination pursuant to this subparagraph (c) of section 3.06, no obligation, right, remedy, or liability shall arise hereunder, other than the obligations of Net to Sensar with respect to any amounts advanced upon the Funding, and the parties shall bear their own costs incurred in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

     Section 3.07 Post-Closing Covenants of Sensar and Net. Subsequent to the Closing of the transactions contemplated by this Agreement, neither Sensar nor Net shall undertake (or fail to undertake) any action that would result in the merger failing to qualify as a reorganization within the meaning of section 368(a) of the Code. Sensar and Net shall execute and deliver any and all documents, instruments, and agreements necessary to effectuate the purposes of this Agreement. All of the provisions of this section 3.07 shall survive the Closing and the consummation of the transactions contemplated herein.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

     Section 4.01 Meeting of Sensar Shareholders. Sensar shall, promptly after the effectiveness of the Proxy Statement/Prospectus provided for in section 4.03, take all actions necessary in accordance with Nevada Law and its articles of incorporation and bylaws to convene a meeting of Sensar's stockholders (the "Sensar Stockholders Meeting") to approve

          (a)     the acquisition of Net; and

          (b) to the extent subject to shareholder approval, the options granted to current officers, directors, consultants, and advisors of Sensar, all as disclosed in Schedule 7.03;

and Sensar shall consult with Net in connection therewith. The Board of Directors of Sensar shall recommend that its stockholders vote in favor of the foregoing proposals and shall cause such recommendation to be included in the Proxy Statement/Prospectus (as defined in Section 4.03 below).

     Section 4.02 Meeting of Net Shareholders. Net shall, promptly after the effectiveness of the Proxy Statement/Prospectus provided for in section 4.03, take all actions necessary in accordance with Delaware law and its articles of incorporation and bylaws to convene a special meeting of Net's shareholders to approve the acquisition of Net (the "Net Shareholders Meeting"), and Net shall consult with Sensar in connection therewith. The Net Shareholders agree to vote all of the shares of Net Stock held by them at the time of the record date for the Net Shareholders Meeting in favor of the acquisition of Net. Net shall recommend approval of the acquisition to its shareholders and use its best efforts to solicit from the other shareholders of Net proxies to approve and adopt the acquisition.

     Section 4.03     S-4 Registration Statement.

          (a) As promptly as practicable after delivery of the Acquisition Notice, Net and Sensar shall prepare and file with the SEC a Form S-4, including a proxy statement for use in connection with obtaining the approval of the transactions contemplated by this Agreement by the stockholders of Sensar and Net and a prospectus for the issuance by Sensar of the Common Stock to the Net Shareholders (the "Proxy Statement/Prospectus"). Each of Net, Sensar and the Net Shareholders shall use their best efforts to cause the Form S-4 to be declared effective by the SEC as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of the Sensar Common Stock. Each of Sensar, Net, and the Net Shareholders shall furnish all information concerning them as may reasonably be necessary or advisable in connection with such actions. In addition, Net shall provide disclosure concerning tax consequences to the stockholders of Net under the tax laws of the State of Israel, if any. As promptly as practicable after the Form S-4 shall have been declared effective by the SEC, Sensar shall mail the Proxy Statement/Prospectus to its stockholders entitled to notice of and to vote at the Sensar Stockholders Meeting and Net shall mail the Proxy Statement/Prospectus to its shareholders entitled to vote at the Net Stockholders Meeting. The Proxy Statement/Prospectus shall include the recommendation of Sensar's and Net's Board of Directors in favor of the adoption of this Agreement.

          (b) The information supplied by Sensar for inclusion in the Form S-4 shall not, at the time the Proxy Statement/Prospectus is mailed to the stockholders of Sensar, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Closing Date any event or circumstance relating to Sensar or any of its affiliates, or its or their respective officers or directors, is discovered by Sensar that should be set forth in a supplement to the Proxy Statement/Prospectus, Sensar shall promptly inform Net thereof in writing. Sensar will indemnify and hold harmless Net, each of its officers, directors, shareholders and each person who controls Net within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or actions to which it may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse it for any legal or other expenses reasonably incurred by it in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or the omission of a material fact required to be stated therein, or necessary in order to make the statements therein not misleading except insofar as any statement or omission was made in reliance upon and in conformity with information furnished in writing by Net expressly for use therein.

          (c) The information supplied by Net for inclusion in the Form S-4 shall not, at the time the Proxy Statement/Prospectus is mailed to the stockholders of Sensar and the Net Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Closing Date any event or circumstance relating to Net or any of its affiliates, or to their respective officers or directors, is discovered by Net that should be set forth in a supplement to the Proxy Statement/Prospectus, Net shall promptly inform Sensar thereof in writing. Net will indemnify and hold harmless Sensar, each of its officers, directors and each person who controls Sensar within Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or actions to which it may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse it for any legal or other expenses reasonably incurred by it in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or the omission of a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any statement or omission was made in reliance upon and in conformity with information furnished in writing by Net expressly for use therein.

     Section 4.04     S-3 Registration Statement.

          (a) Either prior to or concurrently with the filing of the Proxy Statement/Prospectus Sensar shall file a registration statement on Form S-3 registering the resale of the stock of the individuals and entities set forth on
Schedule 4.04 not currently covered by a registration statement (the "Resale Registration"); provided that such individuals and entities shall each execute an agreement satisfactory to Sensar pursuant to which they shall agree not to publicly sell or dispose of 50% of the registered shares until the expiration of 180 days following the effective date of the registration statement. Such Resale Registration shall be kept effective by Sensar until all of the shares of Sensar Common Stock covered thereby have been sold or can otherwise be sold free of any restriction or limitation. The obligations of this section 4.04 shall be for the benefit of the selling shareholders identified on schedule 4.04 and shall survive the consummation of the transactions contemplated by this Agreement.

          (b) The information supplied by Sensar for inclusion in the Form S-3 shall not, at the time the Resale Registration is filed, becomes effective, or thereafter, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time while the Resale Registration is effective, any event or circumstance relating to Sensar or any of its affiliates is discovered by Sensar that should be set forth in an amendment to the Resale Registration, Sensar shall promptly prepare and file such amendment. Sensar will indemnify and hold harmless each person or entity selling shares pursuant to the Resale Registration, and each of their respective officers, directors, shareholders and each person who controls such selling shareholders within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or actions to which it may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse it for any legal or other expenses reasonably incurred by it in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or the omission of a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, except insofar as any statement or omission was made in reliance upon and in conformity with information furnished in writing by such selling shareholder expressly for use therein.

          (c) The information supplied by Net for inclusion in the Form S-3 shall not, at the time the Resale Registration is filed, becomes effective, or thereafter, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time while the Resale Registration is effective, any event or circumstance relating to Net or any of its affiliates is discovered by Net that should be set forth in a supplement to the Resale Registration, Net shall promptly inform Sensar thereof in writing. Net will indemnify and hold harmless Sensar and each of its officers, directors and each person who controls Sensar within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or actions to which it may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse it for any legal or other expenses reasonably incurred by it in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or the omission of a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any statement or omission was made in reliance upon and in conformity with information furnished in writing by Net expressly for use therein.

     Section 4.05     Appropriate Action; Consents; Filings.

          (a) Sensar and Net shall each use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement,
(ii) obtain from any governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Net or Sensar or any of its subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, and (B) any other applicable Law.

          (b) Net and Sensar agree to cooperate with respect to, and agree to use all reasonable efforts vigorously to contest and resist, any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") of any Governmental Entity that is in effect and that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Each of Net and Sensar also agree to take any and all actions, including, without limitation, the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by regulatory authorities as a condition to the granting of any approvals required in order to permit the consummation of the Acquisition or as may be required to avoid, lift, vacate or reverse any legislative or judicial action which would otherwise cause any condition to Closing not to be satisfied.

          (c)     (i)     Each of Sensar and Net shall give any notices to third
parties, and use all reasonable efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, or (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby.

          (iii) In the event that any party shall fail to obtain any third party consent described in subsection (c)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party, to limit the adverse effect upon Net and Sensar and their respective businesses resulting, or which could reasonably be expected to result after the Closing Date, from the failure to obtain such consent.

          (d) Each of Net and Sensar shall promptly notify the other of (A) any material change in its current or future business, assets, liabilities, financial condition or results of operations, (B) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Entities with respect to its business or the transactions contemplated hereby, (C) the institution or the threat of material litigation or
(D) any event or condition that might reasonably be expected to cause any of its representations, warranties, covenants or agreements set forth herein not to be true and correct at the Closing Date. As used in the preceding sentence, "material litigation" means any case, arbitration or adversary proceeding or other matter which would have been required to be disclosed on the Sensar disclosure schedules, if in existence on the date hereof, or in respect of which the legal fees and other costs might reasonably be expected to exceed $10,000 over the life of the matter.

     Section 4.06 Public Announcements. The press release announcing the execution and delivery of this Agreement shall be a joint press release of Net and Sensar. In addition, Sensar shall be entitled to make such press releases and file such information as it deems advisable to comply with its requirements under United State securities laws. Sensar will provide a draft of any such press release to Net prior to its release in order to solicit Net's comments.

     Section 4.07 NASDAQ. Each party hereto shall use all reasonable efforts to cause the shares of Sensar Common Stock to be issued to the shareholders of Net to be approved for listing (subject to official notice of issuance) on the NASDAQ Small Cap Market or another over-the-counter national securities exchange prior to the Closing Date.

     Section 4.08 Indemnification by Howard S. Landa. Howard S. Landa shall agree to assume all obligations, including costs of defense, associated with the litigation brought by former employees on the terms acceptable to Net.

                                    ARTICLE V
                REPRESENTATIONS, COVENANTS, AND WARRANTIES OF NET

     As an inducement to and to obtain the reliance of Sensar, Net represents and warrants after giving effect to the Asset Acquisition and thereafter, and except as set forth on the Net Schedules, as set forth below in this Article V. As used in this Article V, the term "Net" shall include Net and the Subsidiaries (as defined in Section 5.04) unless the context otherwise requires.

     Section 5.01 Organization. Net is a corporation duly organized, validly existing, and in good standing under the corporate laws of the state of Delaware and each subsidiary of Net is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and each has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not so qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of Net. Included in the Net Schedules (as hereinafter defined) are complete and correct copies of the certificate of incorporation and bylaws of Net and its subsidiaries as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Net's or its subsidiaries certificate of incorporation or bylaws.

     Section 5.02 Approval of Agreement. The board of directors of Net has authorized the execution and delivery of this Agreement by Net and has approved the consummation of the transactions contemplated hereby. Included in the Net Schedules is a signed copy of a consent duly adopted by the board of directors of Net evidencing such approval. Net has full power, authority, and legal right, and has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise, to consummate the transactions contemplated hereby.

     Section 5.03 Capitalization. Net has authorized capital of 3,000 shares of common stock, par value $0.01 per share. All issued and outstanding Net Stock is held by the individuals and entities set forth on Schedule 5.03 in the amount set forth opposite their respective names. There are no options, rights, convertible securities, calls, or commitments to which Net is a party or to which it is subject requiring the issuance of any additional shares of Net Stock. All issued and outstanding shares of Net are validly authorized, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.

     Section 5.04 No Subsidiary or Predecessor. Net does not own, beneficially or of record, any equity securities in any other entity other than the subsidiaries listed on Schedule 5.04 (the "Subsidiaries"). Net owns all of the outstanding capital stock of each of the Subsidiaries.

     Section 5.05     Financial Information.

          (a) Included in the Net Schedules are the audited consolidated financial statements of Net and the Subsidiaries as of the closing of the Asset Acquisition.

          (b) Such financial information has been prepared in accordance with GAAP, except as disclosed in the Net Schedules. Such financial statements contain all of the periods and notes that would be required to be included in a registration statement filed by Net by the provisions of Regulations S-X promulgated under the Securities Act of 1933, as amended. Net did not have, as of the date of the most recent balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet prepared in accordance with GAAP. All assets reflected on the most recent balance sheet present fairly the assets of Net, as of the date of such balance sheet.

          (c) Net has filed all tax returns and reports as required by law. All such returns and reports are accurate and correct in all material respects. There are no income taxes currently due to any governmental agency that have not been paid. Net does not have any liabilities with respect to the payment of any tax (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet included in the Net Schedules and all such dates and years and periods prior thereto and for which Net may be liable in its own right or as transferee of the assets of, or as successor to, any other corporation or other entity, except for taxes accrued but not yet due and payable. None of the tax returns of Net has been audited or is currently being audited by any governmental agency. Net has not made any tax election which would have a material adverse effect on Net, its financial condition, its business as presently conducted or as proposed to be conducted, or any of its properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Net.

          (d) The books and records, financial and otherwise, of Net are in all material respects complete and correct and have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions involving the assets of Net. Net has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

          (e) Except as set forth in the Net Schedules, the balance sheet included in the Net Schedules, or in the notes thereto, Net (i) has good and marketable title to its accounts receivable, and other debts due or recorded in the records and books of account of Net, free of any security interests or liens and free of any material defenses, counterclaims, and set-offs, and all of such accounts receivable, invoices, and debts are actual and bona fide amounts due Net for the total dollar amount thereof shown on the books of Net and resulted from the regular course of its business; and (ii) the accounts receivable, invoices, and debts set forth on the Net balance sheets arose in the ordinary course of business and are, net of any reserves shown on the balance sheet, collectible in full in all material respects on the continuation of reasonable collection efforts by Net or successor personnel and without resorting to litigation and in any event not later than ninety (90) days after the date billed.

     Section 5.06 Information. The information concerning Net set forth in this Agreement and in the Net Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 5.07 Options or Warrants. Except as set forth on Schedule 5.07, there are no existing options, warrants, calls, commitments, or other rights of any character relating to authorized and unissued Net Stock or other securities of Net or the Subsidiaries. Other than the convertible obligations incurred in connection with the Asset Acquisition, all such rights shall be cancelled as of the effective time of the acquisition in accordance with Section 2.06 above.

     Section 5.08 Absence of Certain Changes or Events. Except as set forth in this Agreement or in the Net Schedules, since the date of the balance sheet included in the Net Schedules:

          (a) There has not been (i) any material adverse change in the business, operations, assets, or condition of Net, except for changes occurring as a result of transactions in the normal course of business of Net, or (ii) any damage, destruction, or loss to Net (whether or not covered by insurance) materially and adversely affecting the business, operations, assets, or condition of Net;

          (b) Net has not (i) amended its certificate of incorporation and bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Net; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions, (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee, or shareholder; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

          (c) Net has not (i) granted or agreed to grant any options, warrants, or other rights to acquire its stocks, bonds, or other corporate securities; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent balance sheet included in the Net Schedules and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000 or assets, properties, or rights disposed of in the ordinary course of business); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Net; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (d) Net has not become subject to any law or regulation which materially and adversely affects, or may in the future materially and adversely affect, the business, operations, properties, assets, or condition of Net.

     Section 5.09     Title to Personal and Real Property.

          (a) Except as disclosed in the balance sheet included in the Net Schedules, Net has good and marketable title to all its properties, inventory, know-how, interests in properties, and assets, which are reflected in the most recent balance sheet included in the Net Schedules, or are used in Net's business, or acquired after that date (except those sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all material mortgages, security interests, royalties, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims for amounts not yet delinquent; and (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. All personal property held by Net is in a state of good maintenance and repair, excepting only reasonable wear and tear, and is adequate and suitable for the purposes for which it is presently being used.

          (b)     Net does not own any real property in fee simple.

          (c) Included in the Net Schedules is an accurate and complete list of all personal property owned by Net or used in its business and having a purchase price of over $10,000, together with a description of any mortgages, financing instruments, or other encumbrances to the title to such properties. Also included in the Net Schedules are copies of all leases for real and personal property to which Net is a party. Except as disclosed in the Net Schedules, each such lease is in full force and effect; all rents and additional fees due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence, or postponement of the lessee's obligation thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition, or act, which, with the giving of notice, the lapse of time, or the happening of any further event or condition, would become a default under such lease, the occurrence of which would have a material adverse affect on Net. Net has not violated any of the terms or conditions under any such lease in any material respect, and all of the material covenants to be performed by any other party under any such lease have been fully performed. The property leased by Net is in a state of good maintenance and repair, except reasonable wear and tear, and is adequate and suitable for the purposes for which it is presently being used.

     Section 5.10 Intellectual Property. Net owns the entire right, title, and interest to all trade secrets, technology, know-how, tradenames, trademarks, servicemarks, and other proprietary information owned by, used, or licensed in connection with the business of, Net, including all copyrights, patents, patent applications, registrations, and applications with respect thereto, all of which is described in Section 2.01(a) (collectively the "Intellectual Property").
Such Intellectual Property is not subject to the payment of royalties or any other obligation to any other person or entity. No employee or former employee of Net owns, directly or indirectly, any right, title, or interest in or to the Intellectual Property. Hemi Davidson hereby waives, assigns, and transfers to Net any and all rights or claims he may have to the Intellectual Property. None of the Intellectual Property is subject to any material order, decree, judgment, stipulation, settlement, encumbrance, or attachment. Except as set forth in the Net Schedules, there are no pending or threatened proceedings, litigation, or other adverse claims to the Intellectual Property of which Net is aware. To Net's knowledge, the Intellectual Property does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Net as now being conducted and as proposed to be conducted.

     Section 5.11 Litigation and Proceedings. Except as set forth in the Net Schedules, there are no actions, suits, or proceedings pending or, to the knowledge of Net or its officers and directors, threatened in writing by or against Net or affecting Net or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Net is not in material default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     Section 5.12     Contracts.

          (a) Included in the Net Schedules is a description of every contract, agreement, distributorship, franchise, license, or other agreement, arrangement, or commitment to which Net is a party or by which its assets or properties are bound, which calls for the payment by Net of more than $2,000 a month, or $24,000 in the aggregate;

          (b) Except as described in this Agreement or in the Net Schedules, Net is not a party to or bound by, and the properties of Net are not subject to, any contract, agreement, other commitment or instrument or any charter or other corporate restriction or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Net can now reasonably foresee) materially and adversely affect, the business operations, properties, assets, or financial condition of Net; and

          (c) Except as included or described in the Net Schedules or reflected in the accompanying Net balance sheet, Net is not a party to any oral or written (i) contract for the employment of any officer, director, or employee, whose compensation is greater than $5,000 per month, which is not terminable on thirty (30) days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money in amounts greater than $10,000 in the aggregate; (iv) guarantee of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $10,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Net whose compensation was or is greater than $5,000 per month; or (viii) other contract, agreement, or other commitment, except normal ongoing monthly operating expenses, involving payments by it in the future of more than $10,000 in the aggregate per contract.

     Section 5.13 Material Contract Defaults. Net is not in default in any respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or financial condition of Net, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Net has not taken adequate steps to prevent such a default from occurring. Net's agreements with Partner remain in full force and effect, Net is current and in full compliance with its obligations thereunder, and Net has not received any notice from Partner that it intends to terminate such agreements or requesting any material change or modification to such agreements.

     Section 5.14 Insurance Claims. Except as set forth in the Net Schedules, during the last three years Net has not received, or informed its insurance carriers of, any claims for damages, whether or not covered by insurance, for amounts greater than $10,000. Net is not currently aware of any pending or unasserted claims.

     Section 5.15 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Net is a party or to which any of its properties or operations are subject, which would have a material adverse affect on Net.

     Section 5.16 Governmental Authorizations. Net has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof or as presently contemplated. Net required approvals, if any, for the export of its technology, necessary to permit it to conduct its business and provide its proposed services outside of the State of Israel. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Net of this Agreement and the consummation by Net of the transactions contemplated hereby.

     Section 5.17 Compliance With Laws and Regulations. Net has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or financial condition of Net or except to the extent that noncompliance would not result in the incurrence of any material liability for Net. Included in the Net Schedules is a copy of each letter of inquiry, review, or investigation or other writing from or to any governmental authority subsequent to December 31, 1997, evidencing a violation or possible or alleged violation of any of the foregoing.

     Section 5.18 Insurance. Included in the Net Schedules is a complete list of all business liability, casualty, automobile, extended coverage, and other insurance policies which Net maintains respecting its products, services, business, properties, and employees, showing for each type of coverage the policy limits, principal exclusions, deductibles, insurer, and other relevant information. Such policies are in full force and effect and are free from any right of termination by the insurance carriers. All of the insurable properties of Net are insured for its benefit in the amount of their full replacement value (subject to reasonable deductibles) against losses due to fire and other casualty, with extended coverage, and other risks customarily insured against by persons operating similar properties in the localities where such properties are located and under valid and enforceable policies issued by insurers of recognized responsibility.

     Section 5.19 Transactions With Affiliates. Set forth in the Net Schedules is a list of every contract, agreement, or arrangement between Net and any person who is or has ever been during the previous three years an officer or director of Net or person owning of record, or known by Net to own beneficially, 5% or more of the issued and outstanding common stock of Net and which is to be performed in whole or in part after the date hereof. In all of such circumstances, the contract, agreement, or arrangement was for a bona fide business purpose of Net. Except as disclosed in the Net Schedules or otherwise disclosed herein, no officer or director of Net or 5% shareholder of Net has, or has had during the preceding three years, any interest, directly or indirectly, in any material transaction with Net. The Net Schedules also include a description of any commitment by Net, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

     Section 5.20 Labor Agreements and Actions. Net is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives, or agents of Net. There is no strike or other labor dispute involving Net pending or threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of Net or (as such business is presently conducted and as it is proposed to be conducted), and Net is not aware of any labor organization activity involving its employees. Net is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Net, nor does Net have a present intention to terminate the employment of any of the foregoing. Except as set forth in the Net Schedules, the employment of each officer and employee of Net is terminable at the will of Net.

     Section 5.21 Pension Obligations. Net does not have any unfunded pension liability to any person or entity in connection with any retirement, pension plan, or similar arrangement.

     Section 5.22 Net Schedules. Prior to the Funding, Net shall deliver to Sensar the following schedules, which are collectively referred to as the "Net Schedules." On delivery, Sensar shall have five days to review the Net Schedules. If Sensar does not object to the Net Schedules within such period, they shall be deemed accepted by Sensar. The Net Schedules shall be updated as of Closing and shall be certified by the chief executive officer of Net as complete, true, and accurate:

          (a) A schedule including copies of the certificate of incorporation and bylaws of Net in effect as of the date of this Agreement as referred to in section 5.01;

          (b) A schedule containing copies of resolutions adopted by the board of directors of Net approving this Agreement and the transactions herein contemplated as referred to in section 5.02;

          (c) A schedule listing the shares of Net Stock held by each of the Net Shareholders;

          (d)     A schedule including the financial information required by section 5.05;

          (e) A schedule including copies of all income tax returns filed for Net, as identified in section 5.05;

          (f) A schedule listing the accounts receivable and notes and other obligations receivable of Net as of the date of the balance sheet included in the Net Schedules or that arose thereafter other than in their ordinary course of business, indicating the debtor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments, which in the aggregate are greater than $1,000, due to or claimed by such debtors;

          (g) A schedule listing the accounts payable and notes and other obligations payable of Net as of the date of the balance sheet included in the Net Schedules or that arose thereafter other than in the ordinary course of the business of Net, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments, which in the aggregate are greater than $1,000, payable to Net from any one such creditor;

          (h) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or financial condition of Net since the balance sheet included in the Net Schedules, required to be provided pursuant to section 5.08 hereof;

          (i) Copies of all agreements or arrangements and all written statements of practice followed with regard to the payment of compensation, bonuses, deferred compensation, profit sharing, pension, vacation, retirement, or other compensation benefits to officers, directors, or employees whose monthly compensation exceeds $5,000 (and descriptions of any such agreements, arrangements, or practices which are not in writing), together with a schedule setting forth the name or identification of each officer, director, or employee whose monthly compensation exceeds $5,000 and of each former officer or former employee of Net who is currently being paid or who is entitled to, or may become entitled to, compensation in amounts greater than $5,000 per month of any of such compensation benefits and the rate or amounts thereof and showing the nature of any family relationship of such person to each stockholder owning 5% or more of the stock of Net;

          (j) A schedule containing a description of all personal property owned by Net or used in its business and having a purchase price of over $10,000, including a description of every material mortgage, financing instrument, or encumbrance to which such personal property of Net is subject (except statutory liens or claims not yet delinquent and except liens, claims, encumbrances, or equities which do not or in the future will not materially detract from or interfere with the present or proposed use of the property subject thereto or affected thereby);

          (k) A schedule containing a description of each lease, rental agreement, or similar instrument, including a description of each oral arrangement;

          (l) A schedule setting forth the litigation and proceedings referred to in section 5.11;

          (m) A schedule listing all material contracts, agreements, franchises, license agreements, or other commitments to which Net is a party or by which their properties are bound, as referred to in section 5.12, but excluding those with affiliates which are described in section 5.19;

          (n)     A schedule of any insurance claims as referenced in section
5.14;

          (o) Copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Net carries on or proposes to carry on its business (except those which are immaterial to the present or proposed business of Net), as referred to in section 5.16;

          (p) A schedule describing the matters regarding compliance with laws and regulations as referred to in section 5.17;

          (q) A schedule showing details of all insurance coverage as referred to in section 5.18;

          (r) A schedule containing a description of all material contracts, leases, agreements, and other instruments between Net and any affiliates, as referred to in section 5.19;

          (s) A schedule showing the name and location of each bank or other institution in which Net has an account or safe deposit box, and the names of all persons authorized to draw thereon or to have access thereto;

          (t) Copies of all powers of attorney given by Net now in effect or to be in effect; and

          (u) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Net Schedules by sections 5.01 through 5.21.

                                   ARTICLE VI

                              Intentionally deleted

                                   ARTICLE VII
              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SENSAR

     As an inducement to, and to obtain the reliance of Net, Sensar represents and warrants, except as set forth on the Sensar Schedules, as follows:

     7.01 Organization. Sensar is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not so qualified in which either the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of Sensar. Included in the Sensar Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of Sensar in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the articles of incorporation or bylaws of Sensar. Sensar has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, bylaws, and otherwise to consummate the transactions herein contemplated. Effective as of the Closing, Sensar shall have no subsidiaries.

     Section 7.02 Approval of Agreements. The board of directors of Sensar has authorized the execution and delivery of this Agreement by Sensar and has approved the consummation of the transactions contemplated hereby. Included in the Sensar Schedules are copies of resolutions duly adopted by the board of directors of Sensar evidencing such approval. Prior to Closing, Sensar shall obtain the approval of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by its stockholders. Subject to such approval, Sensar has full power, authority, and legal right, and has taken all action required by law, its articles of incorporation, its bylaws, or otherwise, to execute this Agreement and consummate the transactions contemplated hereby.

     Section 7.03 Capitalization. The authorized capitalization of Sensar consists of 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding, and 290,000,000 shares of Sensar Common Stock, par value $0.001 per share, of which 3,150,000 shares are issued and outstanding. In addition, Sensar has shares of Sensar Common Stock reserved for issuance on the exercise of outstanding and committed options and warrants as set forth in Schedule 7.03. All issued and outstanding shares of Sensar Common Stock are validly authorized, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. All shares of Sensar Common Stock to be issued pursuant to this Agreement are validly authorized and will be, when issued, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.

     Section 7.04 SEC Reports. Sensar has filed all reports required by the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the Securities Act"). In addition, Sensar shall file a registration statement (the "Registration Statement"), registering the issuance of the common stock of Sensar in exchange for the Net Stock held by the Net Shareholders as contemplated by this Agreement. None of the filings of Sensar contained, when filed, and the Registration Statement will not contain, when it becomes effective, any untrue statement of a material fact or omission of a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 7.05     Financial Statements.

          (a) Included in the reports referred to in section 7.04 are the audited consolidated balance sheets of Sensar as of December 31, 1998 and 1997, and the related audited consolidated statements of operations and stockholders' equity and changes in financial position for the periods then ended, together with the notes to such statements and the opinion of Grant Thornton LLP, certified public accountants, with respect to such financial statements. Also included are the unaudited financial statements for the interim period ended September 30, 1999. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and present fairly the financial position of Sensar as of the dates and for the periods stated herein.

          (b) Sensar has filed all tax returns and reports as required by law. All such returns and reports are accurate and correct in all material respects. There are no income taxes currently due to any governmental agency that have not been paid. Sensar does not have any liabilities with respect to the payment of any tax (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet included in the Sensar Schedules and all such dates and years and periods prior thereto and for which Sensar may be liable in its own right or as transferee of the assets of, or as successor to, any other corporation or other entity, except for taxes accrued but not yet due and payable. None of the tax returns of Sensar has been audited or is currently being audited by any governmental agency. Sensar has not made any tax election which would have a material adverse effect on Sensar, its financial condition, its business as presently conducted or as proposed to be conducted, or any of its properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Sensar.

          (c) The books and records, financial and otherwise, of Sensar are in all material respects complete and correct and have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions involving the assets of Sensar. Sensar has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

          (d) Except as set forth in the Sensar Schedules, the balance sheet included in the Sensar Schedules, or in the notes thereto, Sensar (i) has good and marketable title to its accounts receivable, and other debts due or recorded in the records and books of account of Sensar, free of any security interests or liens and free of any material defenses, counterclaims, and set-offs, and all of such accounts receivable, invoices, and debts are actual and bona fide amounts due Sensar for the total dollar amount thereof shown on the books of Sensar and resulted from the regular course of its business; and (ii) the accounts receivable, invoices, and debts set forth on the Sensar balance sheets arose in the ordinary course of business and are, net of any reserves shown on the balance sheet, collectible in full in all material respects on the continuation of reasonable collection efforts by Sensar or successor personnel and without resorting to litigation and in any event not later than ninety (90) days after the date billed.

     Section 7.06 Information. The information concerning Sensar set forth in this Agreement and in the Sensar Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 7.07 Options or Warrants. At the Closing Date there will be no existing options, warrants, convertible securities, calls, commitments, or other rights of any character relating to authorized and unissued Sensar Common Stock or other securities of Sensar other than as set forth on schedule 7.03 (a portion of which shall be exercised pursuant to Section 3.02(d)).

     Section 7.08 Absence of Certain Changes or Events. Except as set forth in this Agreement or in the Sensar Schedules, since the date of the most recent balance sheet included in the Sensar Schedules:

          (a) There has not been (i) any material adverse change in the business, operations, assets, or condition of Sensar, (ii) any damage, destruction, or loss to Sensar (whether or not covered by insurance) materially and adversely affecting the business, operations, assets, or condition of Sensar; or (iii) any claim or litigation brought against Sensar;

          (b) Sensar has not (i) amended its certificate of incorporation and bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Sensar; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee, or shareholder; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

          (c) Sensar has not (i) granted or agreed to grant any options, warrants, or other rights to acquire its stocks, bonds, or other corporate securities; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent balance sheet included in the Sensar Schedules and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000 or assets, properties, or rights disposed of in the ordinary course of business); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Sensar; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (d) Sensar has not become subject to any law or regulation which materially and adversely affects, or may in the future materially and adversely affect, the business, operations, properties, assets, or condition of Sensar.

     Section 7.09 Title to Personal and Real Property. Sensar does not own any real property. The only lease to which Sensar is a party will be assumed by a third party in connection with the Closing.

     Section 7.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Sensar is a party or to which any of its properties or operations are subject which would have a material adverse affect on Sensar.

     Section 7.11 Litigation and Proceedings. Except as set forth in the Sensar Schedules, there are no actions, suits, or proceedings pending or, to the knowledge of Sensar or its officers and directors, threatened in writing by or against Sensar or affecting Sensar or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Sensar is not in material default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     Section 7.12     Contracts.

          (a) Included in the Sensar Schedules is a description of every contract, agreement, distributorship, franchise, license, or other agreement, arrangement, or commitment to which Sensar is a party or by which its assets or properties are bound, which calls for the payment by Sensar of more than $2,000 a month, or $24,000 in the aggregate;

          (b) Except as described in this Agreement or in the Sensar Schedules, Sensar is not a party to or bound by, and the properties of Sensar are not subject to, any contract, agreement, other commitment or instrument or any charter or other corporate restriction or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Sensar can now reasonably foresee) materially and adversely affect, the business operations, properties, assets, or financial condition of Sensar; and

          (c) Except as included or described in the Sensar Schedules or reflected in the accompanying Sensar balance sheet, Sensar is not a party to any oral or written (i) contract for the employment of any officer, director, or employee, whose compensation is greater than $5,000 per month, which is not terminable on thirty (30) days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money in amounts greater than $10,000 in the aggregate; (iv) guarantee of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $10,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Sensar whose compensation was or is greater than $5,000 per month; or (viii) other contract, agreement, or other commitment, except normal ongoing monthly operating expenses, involving payments by it in the future of more than $10,000 in the aggregate per contract.

     Section 7.13 Material Contract Defaults. Sensar is not in default in any respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or financial condition of Sensar, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Sensar has not taken adequate steps to prevent such a default from occurring.

     Section 7.14     Intentionally deleted.

     Section 7.15 Governmental Authorizations. Sensar has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Other than as required by state and Federal securities laws, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Sensar of this Agreement and the consummation by Sensar of the transactions contemplated hereby.

     Section 7.16 Compliance With Laws and Regulations. Sensar has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or financial condition of Sensar or except to the extent that noncompliance would not result in the incurrence of any material liability for Sensar. Included in the Sensar Schedules is a copy of each letter of inquiry, review, or investigation or other writing from or to any governmental authority subsequent to December 31, 1997, evidencing a violation or possible or alleged violation of any of the foregoing.

     Section 7.17 Transactions With Affiliates. Set forth in the Sensar Schedules is a description of every contract, agreement, or arrangement between Sensar and any person who is or has ever been during the previous three years an officer or director of Sensar or person owning of record, or known by Sensar to own beneficially, 5% or more of the issued and outstanding common stock of Sensar and which is to be performed in whole or in part after the date hereof. In all of such circumstances, the contract, agreement, or arrangement was for a bona fide business purpose of Sensar. Except as disclosed in Sensar's periodic reports filed with the SEC, the Sensar Schedules, or otherwise disclosed herein, no officer or director of Sensar or 5% shareholder of Sensar has, or has had during the preceding three years, any interest, directly or indirectly, in any material transaction with Sensar. The Sensar Schedules also include a description of any commitment by Sensar, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

     Section 7.18 Labor Agreements and Actions. Sensar has two employees, Jeffery S. Cohen, whose employment terminates December 31, 1999, and Howard S. Landa, whose employment will terminate at Closing.

     Section 7.19 Pension Obligations. Sensar does not have any unfunded pension liability to any person or entity in connection with any retirement, pension plan, or similar arrangement.

     Section 7.20 Sensar Schedules. Prior to the Funding, Sensar shall deliver to Net the following schedules, which are collectively referred to as the "Sensar Schedules." On delivery Net shall have five days to review the Sensar Schedules. If Net does not object to the Sensar Schedules within such period, they shall be deemed accepted by Net. The Sensar Schedules shall be updated as of Closing, and shall be certified by the chief executive officer of Sensar as complete, true, and accurate.

          (a) A schedule including copies of the articles of incorporation and bylaws of Sensar in effect as of the date of this Agreement, as referred to in section 7.01;

          (b) A schedule containing copies of resolutions adopted by the board of directors of Sensar approving this Agreement and the transactions herein contemplated as referred to in section 7.02;

          (c) A schedule setting forth all warrants, options and other rights to acquire Sensar Common Stock to which Sensar is a party or by which it is bound as referred to in section 7.03;

          (d) A schedule containing the annual report of Sensar on form 10-K for the year ended December 31, 1998;

          (e) A schedule containing the quarterly report of Sensar on form 10-Q for the quarter ended March 31, 1999;

          (f) A schedule containing the report of Sensar on form 8-K dated April 21, 1999;

          (g) A schedule containing the quarterly report of Sensar on form 10-Q for the quarter ended June 30, 1999;

          (h) A schedule containing the report of Sensar on form 8-K dated August 4, 1999;

          (i) A schedule containing the report of Sensar on form 8-K dated August 19, 1999;

          (j) A schedule containing the report of Sensar on form 10-Q for the period ended September 30, 1999;

          (k) A schedule containing the report of Sensar on form 8-K dated October 7, 1999;

          (l) A schedule containing the report of Sensar on form 8-K dated October 12, 1999;

          (m) A schedule setting forth a description of any material change in the business, operations, assets, or condition of Sensar since September 30, 1999, required to be provided pursuant to section 7.08 hereof;

          (n) A schedule setting forth a description of pending litigation as required by section 7.12;

          (o)     A schedule of contracts as required by section 7.13;

          (p)     A schedule of transactions with affiliates; and

          (q) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Sensar Schedules by sections 7.01 through 7.20.

                                  ARTICLE VIII
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SENSAR

     The obligations of Sensar under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 8.01 Accuracy of Representations and Satisfaction of Covenants. The representations and warranties made by Net in this Agreement shall be true as of the Closing, and Net shall have performed or complied with all material covenants and conditions required by this Agreement to be performed or complied with by Net prior to or at the Closing. Sensar shall be furnished with certificates, signed by the chief executive officer of Net and dated the Closing Date, to the foregoing effect.

     Section 8.02 Net Disclosure Schedules. Sensar shall have received an update all of the Net Disclosure Schedules and any material change to such Schedules from the Schedules delivered in connection with the execution of this Agreement shall be reasonably acceptable, in form and content, to Sensar.

     Section 8.03 Stockholder Approval. The proposals submitted to the stockholders at the Sensar Stockholders' Meeting shall have been approved.

     Section 8.04 Net Shareholder Election. Holders of not more than 5% of the Net Stock shall have exercised their dissenter's rights under Delaware corporate law.

     Section 8.05 Good Standing. Sensar shall have received a certification that Net is in good standing, dated as of a date within ten (10) days prior to the Closing Date.

     Section 8.06 UCC Certificate. Sensar shall have received a Commercial Code certificate as of a date within five (5) days of the Closing Date to the effect that there are no encumbrances of record on the assets of Net, other than those disclosed in the Net Schedules.

     Section 8.07 Regulatory Action. Net shall have not received any notice of a regulatory action pending or contemplated by any governmental agency against Net or with respect to its intellectual property.

     Section 8.08 Other Items. Sensar shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Sensar may reasonably request.

                                   ARTICLE IX
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF NET

     The obligations of Net under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 9.01 Accuracy of Representations and Satisfaction of Covenants. The representations and warranties made by Sensar in this Agreement shall be true as of the Closing, and Sensar shall have performed and complied with all material covenants and conditions required by this Agreement to be performed or complied with by Sensar prior to or at the Closing. Sensar shall have been furnished with a certificate, signed by the duly authorized chief executive officer of Sensar, and dated the Closing Date, to the foregoing effect.

     Section 9.02 Sensar Commitments. Sensar shall have a minimum of an aggregate of $4.5 million in cash and notes receivable due no later than October 1, 2000, with no liabilities except as permitted by this Agreement, and shall have not more than 3,150,000 (plus any shares issued on the exercise of the options and warrants identified on schedule 7.03 subsequent to the date of this Agreement) shares of common stock outstanding prior to the Closing.

     Section 9.03 Indemnification. Howard S. Landa shall have indemnified Sensar as set forth in section 4.08.

     Section 9.04     Intentionally omitted.

     Section 9.05 Good Standing. Net shall have received a certificate of good standing from the Secretary of State of Nevada with respect to Sensar, dated as of a date within ten (10) days prior to the date of this Agreement, certifying that Sensar is in good standing as a corporation in the state of Nevada.

     Section 9.06 Options and Warrants. The options, warrants and other rights to acquire stock or securities of Sensar identified in Schedule 3.02(d) shall have been exercised.

     Section 9.07 Financial Statements. Net shall have received the audited consolidated financial statements of Sensar at, and for the year ended, December 31, 1999 prepared in accordance with GAAP and Regulation S-X. If the Closing shall occur after March 31, 2000, Net shall have also received the consolidated financial statements of Sensar at, and for the quarter ended, March 31, 2000, which financial statements shall be unaudited but reviewed pursuant to SAS 71.

     Section 9.08 Other Items. Net shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Net may reasonably request.

                                    ARTICLE X
                                  MISCELLANEOUS

     Section 10.01 Survival of Representations and Warranties. Except as otherwise provided, the representations, warranties, covenants, and agreements of the parties shall not survive the Closing.

     Section 10.02 Brokers. Sensar agrees that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement other than those entitled to receive the 500,000 shares of common stock, all of whom are set forth on Schedule 10.02 to be delivered by Sensar prior to the Closing. Sensar and Net agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, resulting from the actions of such party. The covenants set forth in this section 10.02 shall survive the Closing and the consummation of the transactions herein contemplated.

     Section 10.03 Tax Treatment. No representation or warranty is being made or legal opinion given by any party to any other regarding the treatment of this transaction for federal or state income taxation. All parties intend for the transaction to be treated as a "tax-free" reorganization under the provisions of the Code and agree to take all corporate action necessary, to file all tax returns and reports, and prepare financial statements consistent with the treatment of the transaction as a reorganization under section 368(a) for those shareholders resident in the United States. Shareholders not resident in the United States or otherwise unable to qualify for "tax-free" treatment under section 368(a) shall be solely responsible for any tax consequences to them resulting from the consummation of the transactions contemplated hereby. Although this transaction has been structured in an effort to qualify for treatment under section 368(a) of the Code, there is no assurance that any part of this transaction in fact meets the requirements for such qualification. Each party has relied exclusively on its own legal, accounting, and other tax advisers regarding the treatment of this transaction for federal and state income taxes.

     Section 10.04 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of the state of Utah.

     Section 10.05 Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

     If to Sensar, to:     Sensar Corporation
                           Howard S. Landa
                           50 West Broadway, Suite 500
                           Salt Lake City, Utah 84101
                           Fax:  (801) 350-0825
                           Confirmation:  (801) 350-0587

     With copies to:       Keith L. Pope, Esq.
                           Kruse, Landa & Maycock, L.L.C.
                           Eighth Floor, Bank One Tower
                           50 West Broadway
                           Salt Lake City, Utah 84101
                           Fax:  (801)359-3954
                           Confirmation:  (801) 531-7090

     If to Net:            Hemi Davidson
                           Net2Wireless, Inc.
                           17 Ben-Gurion Street
                           Bnei Brak
                           Tel Aviv 52537
                           Israel
                           Fax:  011-9867-579-0127
                           Confirmation:  011-9867-570-6193

     With copies to:       Richard H. Gilden, Esq.
                           Fulbright & Jaworski L.L.P
                           666 Fifth Avenue
                           New York, New York 10103
                           Fax:  (212) 752-5958
                           Confirmation:  (212) 318-3021

          and

                           Yaron Sobol
                           Attorney at Law
                           66 Rothschild Blvd.
                           Tel Aviv 65785
                           ISRAEL
                           Fax:  011-972-3-566-0480
                           Confirmation: 011-972-3-566-0595

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

     Section 10.06 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 10.07 Costs. Each of the parties shall bear its respective costs associated with this Agreement and the transactions contemplated hereby, including legal fees, accounting fees, and other costs and expenses.

     Section 10.08 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the Sensar Schedules or Net Schedules such reference is to information specifically set forth in such schedules and clearly referenced to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation as to actual knowledge only.

     Section 10.09 Third-Party Beneficiaries. This Agreement is solely between Sensar and Net and the Net Shareholders, and no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 10.10 Entire Agreement. This Agreement, together with the other agreements entered into between the parties contemporaneously with this Agreement (this Agreement and such other documents collectively referred to as the "Transaction Documents"), represent the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into the Transaction Documents. The Transaction Documents fully and completely express the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth in the Transaction Documents.

     Section 10.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 10.12 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement shall only be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the Provision is intended.

     Section 10.13 Severability. If and to the extent that any court of competent jurisdiction holds any provision, or any part thereof, of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement which shall continue in full force and effect.

     Section 10.14 Successors and Assigns. This Agreement may not be assigned without the prior written consent of both parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and the individuals have caused this Agreement to be executed as of the date first above written.

     Sensar:

          SENSAR CORPORATION


          By   /s/ Howard S. Landa
            Howard S. Landa, CEO

     Net:

          Net2Wireless, Inc.


          By   /s/ Hemi Davidson
            Hemi Davidson, CEO